Exhibit 99.1

SurgePays Announces $7 Million Debt Financing to Accelerate Growth

Financing with Institutional Shareholder Featuring Share Buyback Component and Fixed Conversion Price of $4 per share, a Premium to Market

BARTLETT, Tenn., May 13, 2025 – SurgePays, Inc. (Nasdaq: SURG) (“SurgePays” or the “Company”), a wireless and point-of-sale technology company, today announced that it has entered into a $7 million senior secured convertible note (the “Note”) agreement with a current institutional shareholder. The Note has a principal amount of $7 million and matures two years from the date of issuance. Beginning eight months after issuance, the note becomes convertible into shares of the Company’s common stock at a fixed price of $4.00 per share, a premium to the closing share price on May 13, 2025. The aggregate purchase price for the Note consists of $6 million in cash plus the repurchase by the Company of 333,333 shares of the holder’s existing equity position. Additionally, the Note includes a prepayment option by the Company, in whole or in part, at any time with 5 days advance notice at a 2% premium to the principal amount plus accrued interest.

“We appreciate the continued support from one of our largest shareholders. This investment deepens our partnership and affirms confidence in our vision, strategy, and financial outlook over the next 12 months. It also fortifies our balance sheet and gives us the flexibility to accelerate execution of our national growth strategy,” said Brian Cox, Chairman and CEO of SurgePays.

The proceeds from the Note will be used to accelerate the nationwide launch of LinkUp Mobile and expand the MVNE wholesale business following the successful integration and official launch with AT&T on April 1, 2025. Management projects revenue to exceed $200 million over the next 12 months, starting on April 1, 2025, and to achieve positive cash flow from operations by the end of 2025. This guidance is based solely on the monetization of core MVNO and POS platforms already deployed.

Titan Partners Group, a division of American Capital Partners, acted as financial advisor to SurgePays for the financing.

About SurgePays, Inc.

SurgePays, Inc. is a wireless and fintech company focused on delivering mobile connectivity and financial services to underserved communities. As both a mobile virtual network operator (MVNO) and mobile virtual network enabler (MVNE), SurgePays operates its own wireless brand while also providing back-end infrastructure, including provisioning and billing, to other wireless providers. The Company’s proprietary point-of-sale platform is used nationwide in thousands of retail locations, enabling SIM activations, top-ups, and digital financial services. SurgePays is built to scale and uniquely positioned to grow across both retail and wholesale wireless channels. Visit www.SurgePays.com for more information.

Cautionary Note Regarding Forward-Looking Statements

This press release includes express or implied statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. Forward-looking statements involve substantial risks and uncertainties and generally relate to future events or our future financial or operating performance. These statements may include projections, guidance, or other estimates regarding revenue, cash flow, business growth, market expansion, or customer acquisition. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “attempting,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words.

Although we believe the expectations reflected in these forward-looking statements, such as regarding our revenue and profitability potential along with the statements under the heading 2025 Financial Guidance are reasonable, these statements relate to future events or our future operational or financial performance and involve known and unknown risks, uncertainties, and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control, including, without limitation, the assumption that revenue is projected to exceed $200 million over the next 12 months and the Company anticipates achieving positive cash flow from operations before the end of 2025, statements about our future financial performance, including our revenue, cash flows, costs of revenue and operating expenses; our anticipated growth; and our predictions about our industry. These include, but are not limited to, our ability to scale our prepaid wireless business, transition ACP subscribers to Lifeline, maintain our MVNE partnerships, and achieve financial targets. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission (“SEC”), including in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and the to-be-filed Annual Report on Form 10-K for the fiscal year ended December 31, 2024. The forward-looking statements in this press release speak only as of the date on which the statements are made. We undertake no obligation to update, and expressly disclaim the obligation to update, any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

Investor Contact

ir@surgepays.com

Media Contact

surgepays@feintuchpr.com

Henry Feintuch: 914-548-6924

Doug Wright: 201-952-6033